Exhibit 99.1

FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP ANNOUNCES FIRST QUARTER 2024 EARNINGS

Honesdale, Pennsylvania - April 22, 2024

James O. Donnelly, President and Chief Executive Officer of Norwood Financial Corp (Nasdaq Global Market – NWFL) and its subsidiary, Wayne Bank, announced net income of $4,433,000 for the three months ended March 31, 2024, a decrease of $1,349,000, from net income of $5,782,000 for the three months ended March 31, 2023. The decrease was due primarily to a $1,383,000 decrease in net interest income and a $1,296,000 increase in total other expenses. Earnings per share on a fully diluted basis were $0.55 for the three-month period ended March 31, 2024, compared to $0.71 in the three-month period ended March 31, 2023. The annualized return on average assets was 0.80% in the first quarter of 2024 and the annualized return on average equity was 9.79%, compared to 1.13% and 13.61%, respectively, in the first quarter of 2023.

Total assets were $2.260 billion as of March 31, 2024, an increase of $156.1 million, compared to March 31, 2023. As of March 31, 2024, loans receivable were $1.621 billion, total deposits were $1.839 billion and total stockholders’ equity was $181.2 million.

Net interest income on a fully taxable equivalent basis (fte), was $14,905,000 during the three months ended March 31, 2024, compared to $16,275,000 in the comparable three-month period of 2023. During the three-months ended March 31, 2024, the fte yield on interest-earning assets increased 71 basis points compared to the three months ended March 31, 2023, while the cost of funds increased 147 basis points. As a result, the annualized net interest spread (fte) decreased to 2.07% from 2.83% in the quarter ended March 31, 2024 compared to the corresponding three-month period in 2023.

Total other income was $2,006,000 for the three months ended March 31, 2024, compared to $1,912,000 during the corresponding three-month period in 2023. The increase in other income was due primarily to a $55,000 increase in earnings and proceeds on bank-owned life insurance. All other categories of other income increased $39,000, net.

During the three months ended March 31, 2024, operating expenses increased $1,296,000 to $11,732,000 as compared to operating expenses of $10,436,000 during the comparable three-month period of 2023.

During the three months ended March 31, 2024, the provision for credit losses decreased $924,000 compared to the corresponding three-month period of 2023 based on the Company’s analysis of the allowance for credit losses. A lower level of non-performing loans and reduced charge-offs contributed to the decreased provision for credit losses.

Mr. Donnelly stated, “Our first quarter income decreased from the 2023 level due to the continued pressure on net interest income caused by the rising cost of deposits. We have continued to grow our core business lines, including a 4.5% annualized increase in loans during the quarter, while total deposits increased 9.8% annually during the first quarter of 2024. Our capital base remains above “Well-Capitalized” targets, and our credit quality metrics improved during the first quarter. We appreciate the opportunity to serve our Wayne Bank customers and our customers at the Bank of the Finger Lakes and Bank of Cooperstown locations. We continue to look for opportunities available to us as we service our growing base of customers and enhance shareholder value in the Company”.

Norwood Financial Corp is the parent company of Wayne Bank, which operates from fourteen offices throughout Northeastern Pennsylvania and fifteen offices in Delaware, Sullivan, Ontario, Otsego and Yates Counties, New York. The Company’s stock trades on the Nasdaq Global Market under the symbol “NWFL”.

Forward-Looking Statements.

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements. When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, “bode”, “future performance” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Those risks and uncertainties include changes in federal and state laws, changes in interest rates, our ability to maintain strong credit quality metrics, our ability to have future performance, our ability to control core operating expenses and costs, demand for real estate, government fiscal and trade policies, cybersecurity and general economic conditions. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This release references net interest income on a fully taxable-equivalent basis (fte), which is a non-GAAP (Generally Accepted Accounting Principles) financial measure. Fully taxable-equivalent net interest income was derived from GAAP interest income and net interest income using an assumed tax rate of 21%. We believe the presentation of net interest income on a fully taxable-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources, and is consistent with industry practice.

The following table reconciles net interest income to net interest income on a fully taxable-equivalent basis:

	Three months ended March 31,
(dollars in thousands)	2024	2023
Net interest income	$14,710	$16,093
Tax equivalent basis adjustment using 21% marginal tax rate	195	182

Net interest income on a fully taxable equivalent basis	$14,905	$16,275

This release also references average tangible equity, which is also a non-GAAP financial measure. Average tangible equity is calculated by deducting average goodwill and other intangible assets from average stockholders’ equity. The Company believes that disclosure of tangible equity ratios enhances investor understanding of our financial position and improves the comparability of our financial data.

The following table reconciles average equity to average tangible equity:

	Three months ended March 31,
(dollars in thousands)	2024	2023
Average equity	$182,088	$172,334
Average goodwill and other intangibles	(29,476)	(29,559)

Average tangible equity	$152,612	$142,775

Contact:	William S. Lance

Executive Vice President &

Chief Financial Officer

Norwood Financial Corp

570-253-8505

www.waynebank.com

NORWOOD FINANCIAL CORP

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

(unaudited)

	March 31
	2024	2023
ASSETS
Cash and due from banks	$19,519	$25,701
Interest-bearing deposits with banks	92,444	3,314

Cash and cash equivalents	111,963	29,015
Securities available for sale	398,374	418,245
Loans receivable	1,621,448	1,535,643
Less: Allowance for credit losses	18,020	19,445

Net loans receivable	1,603,428	1,516,198
Regulatory stock, at cost	6,545	5,963
Bank premises and equipment, net	18,057	17,660
Bank owned life insurance	45,869	45,577
Foreclosed real estate owned	97	346
Accrued interest receivable	8,135	6,633
Deferred tax assets, net	21,642	22,164
Goodwill	29,266	29,266
Other intangible assets	202	283
Other assets	16,845	13,013

TOTAL ASSETS	$2,260,423	$2,104,363

LIABILITIES
Deposits:
Non-interest bearing demand	$383,362	$419,615
Interest-bearing	1,455,636	1,336,320

Total deposits	1,838,998	1,755,935
Short-term borrowings	60,055	108,555
Other borrowings	151,179	40,189
Accrued interest payable	11,737	4,703
Other liabilities	17,241	18,566

TOTAL LIABILITIES	2,079,210	1,927,948
STOCKHOLDERS’ EQUITY
Preferred Stock, no par value per share, authorized 5,000,000 shares	—	—
Common Stock, $.10 par value per share, authorized: 20,000,000 shares, issued: 2024: 8,310,847 shares, 2023: 8,291,401 shares	831	829
Surplus	97,893	95,052
Retained earnings	137,285	133,427
Treasury stock, at cost: 2024: 200,690 shares, 2023: 110,400 shares	(5,397)	(2,930)
Accumulated other comprehensive loss	(49,399)	(49,963)

TOTAL STOCKHOLDERS’ EQUITY	181,213	176,415

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,260,423	$2,104,363

NORWOOD FINANCIAL CORP

Consolidated Statements of Income

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2024	2023
INTEREST INCOME
Loans receivable, including fees	$23,681	$19,158
Securities	2,526	2,505
Other	731	48

Total Interest income	26,938	21,711
INTEREST EXPENSE
Deposits	10,110	4,362
Short-term borrowings	336	779
Other borrowings	1,782	477

Total Interest expense	12,228	5,618

NET INTEREST INCOME	14,710	16,093
(RELEASE OF) PROVISION FOR CREDIT LOSSES	(624)	300

NET INTEREST INCOME AFTER (RELEASE OF) PROVISION FOR CREDIT LOSSES	15,334	15,793
OTHER INCOME
Service charges and fees	1,343	1,313
Income from fiduciary activities	238	212
Net realized (losses) gains on sales of securities	—	2
Gains on sales of loans, net	6	—
Earnings and proceeds on life insurance policies	268	213
Other	151	172

Total other income	2,006	1,912
OTHER EXPENSES
Salaries and employee benefits	6,135	5,969
Occupancy, furniture and equipment	1,261	1,262
Data processing and related operations	1,022	768
Taxes, other than income	93	161
Professional fees	585	285
FDIC Insurance assessment	361	200
Foreclosed real estate	21	29
Amortization of intangibles	19	23
Other	2,235	1,739

Total other expenses	11,732	10,436
INCOME BEFORE TAX	5,608	7,269
INCOME TAX EXPENSE	1,175	1,487

NET INCOME	$4,433	$5,782

Basic earnings per share	$0.55	$0.71

Diluted earnings per share	$0.55	$0.71

NORWOOD FINANCIAL CORP

Financial Highlights (Unaudited)

(dollars in thousands, except per share data)

For the Three Months Ended March 31	2024	2023
Net interest income	$14,710	$16,093
Net income	4,433	5,782
Net interest spread (fully taxable equivalent)	2.07%	2.83%
Net interest margin (fully taxable equivalent)	2.79%	3.25%
Return on average assets	0.80%	1.13%
Return on average equity	9.79%	13.61%
Return on average tangible equity	11.68%	16.42%
Basic earnings per share	$0.55	$0.71
Diluted earnings per share	$0.55	$0.71

As of March 31	2024	2023
Total assets	$2,260,423	$2,104,363
Total loans receivable	1,621,448	1,535,643
Allowance for credit losses	18,020	19,445
Total deposits	1,838,998	1,755,935
Stockholders’ equity	181,213	176,415
Trust assets under management	202,020	187,345
Book value per share	$23.01	$21.92
Tangible book value per share	$19.38	$18.31
Equity to total assets	8.02%	8.38%
Allowance to total loans receivable	1.11%	1.27%
Nonperforming loans to total loans	0.23%	0.07%
Nonperforming assets to total assets	0.17%	0.06%

NORWOOD FINANCIAL CORP

Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	March 31 2024	December 31 2023	September 30 2023	June 30 2023	March 31 2023
ASSETS
Cash and due from banks	$19,519	$28,533	$41,141	$30,053	$25,701
Interest-bearing deposits with banks	92,444	37,587	13,005	3,036	3,314

Cash and cash equivalents	111,963	66,120	54,146	33,089	29,015
Securities available for sale	398,374	406,259	380,499	403,621	418,245
Loans receivable	1,621,448	1,603,618	1,611,069	1,577,699	1,535,643
Less: Allowance for credit losses	18,020	18,968	16,086	17,483	19,445

Net loans receivable	1,603,428	1,584,650	1,594,983	1,560,216	1,516,198
Regulatory stock, at cost	6,545	7,318	8,843	7,924	5,963
Bank owned life insurance	45,869	46,439	46,197	45,806	45,577
Bank premises and equipment, net	18,057	17,838	17,254	17,363	17,660
Foreclosed real estate owned	97	97	290	387	346
Goodwill and other intangibles	29,468	29,487	29,506	29,526	29,549
Other assets	46,622	42,871	48,280	43,833	41,810

TOTAL ASSETS	$2,260,423	$2,201,079	$2,179,998	$2,141,765	$2,104,363

LIABILITIES
Deposits:
Non-interest bearing demand	$383,362	$399,545	$430,242	$425,757	$419,615
Interest-bearing deposits	1,455,636	1,395,614	1,316,582	1,306,240	1,336,320

Total deposits	1,838,998	1,795,159	1,746,824	1,731,997	1,755,935
Borrowings	211,234	198,312	241,328	211,978	148,744
Other liabilities	28,978	26,538	27,144	24,366	23,269

TOTAL LIABILITIES	2,079,210	2,020,009	2,015,296	1,968,341	1,927,948
STOCKHOLDERS’ EQUITY	181,213	181,070	164,702	173,424	176,415

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,260,423	$2,201,079	$2,179,998	$2,141,765	$2,104,363

NORWOOD FINANCIAL CORP

Consolidated Statements of Income (unaudited)

(dollars in thousands, except per share data)

Three months ended	March 31 2024	December 31 2023	September 30 2023	June 30 2023	March 31 2023
INTEREST INCOME
Loans receivable, including fees	$23,681	$23,328	$22,021	$20,702	$19,158
Securities	2,526	2,504	2,433	2,481	2,505
Other	731	253	54	53	48

Total interest income	26,938	26,085	24,508	23,236	21,711
INTEREST EXPENSE
Deposits	10,110	8,910	7,017	5,740	4,362
Borrowings	2,118	1,882	2,452	1,854	1,256

Total interest expense	12,228	10,792	9,469	7,594	5,618

NET INTEREST INCOME	14,710	15,293	15,039	15,642	16,093
(RELEASE OF) PROVISION FOR CREDIT LOSSES	(624)	6,116	882	(1,750)	300

NET INTEREST INCOME AFTER (RELEASE OF) PROVISION FOR CREDIT LOSSES	15,334	9,177	14,157	17,392	15,793
OTHER INCOME
Service charges and fees	1,343	1,421	1,527	1,353	1,313
Income from fiduciary activities	238	210	246	229	212
Net realized (losses) gains on sales of securities	—	—	—	(212)	2
Gains on sales of loans, net	6	36	18	10	—
Gains on sales of foreclosed real estate owned	—	66	13	—	—
Earnings and proceeds on life insurance policies	268	242	328	229	213
Other	151	148	174	174	172

Total other income	2,006	2,123	2,306	1,783	1,912
OTHER EXPENSES
Salaries and employee benefits	6,135	5,672	6,083	5,842	5,969
Occupancy, furniture and equipment, net	1,261	1,265	1,242	1,314	1,262
Foreclosed real estate	21	17	9	74	29
FDIC insurance assessment	361	287	254	244	200
Other	3,954	3,608	3,688	3,464	2,976

Total other expenses	11,732	10,849	11,276	10,938	10,436
INCOME BEFORE TAX	5,608	451	5,187	8,237	7,269
INCOME TAX EXPENSE	1,175	96	1,068	1,734	1,487

NET INCOME	$4,433	$355	$4,119	$6,503	$5,782

Basic earnings per share	$0.55	$0.04	$0.51	$0.81	$0.71

Diluted earnings per share	$0.55	$0.04	$0.51	$0.81	$0.71

Book Value per share	$23.01	$22.99	$21.15	$22.24	$21.92
Tangible Book Value per share	19.38	19.36	17.49	18.58	18.31
Return on average assets (annualized)	0.80%	0.06%	0.76%	1.23%	1.13%
Return on average equity (annualized)	9.79%	0.84%	9.33%	14.72%	13.61%
Return on average tangible equity (annualized)	11.68%	1.01%	11.22%	17.66%	16.42%
Net interest spread (fte)	2.07%	2.24%	2.28%	2.56%	2.83%
Net interest margin (fte)	2.79%	2.95%	2.94%	3.09%	3.25%
Allowance for credit losses to total loans	1.11%	1.18%	1.00%	1.11%	1.27%
Net charge-offs to average loans (annualized)	0.08%	0.79%	0.59%	0.06%	0.08%
Nonperforming loans to total loans	0.23%	0.48%	0.65%	0.20%	0.07%
Nonperforming assets to total assets	0.17%	0.35%	0.50%	0.17%	0.06%